UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 River Ridge Drive

Norwood, MA 02062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 18, 2023

To the Stockholders of

Corbus Pharmaceuticals Holdings, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) will be held on May 18, 2023, beginning at 8:00 a.m. eastern time. The Annual Meeting will be held live via the internet, at www.virtualshareholdermeeting.com/CRBP2023.

At the Annual Meeting, stockholders will act on the following matters:

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To elect eight director nominees to serve as directors until the next annual meeting of stockholders;
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To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023;
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Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement; and
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To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 24, 2023 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the Annual Meeting live via the internet or not, you may vote your shares over the internet, by phone, or by requesting a printed copy of the proxy materials and marking, signing, dating and mailing the proxy card in the envelope provided. If you attend the Annual Meeting live via the internet and prefer to vote during the Annual Meeting, you may do so even if you have already voted your shares. We designed the format of this year’s Annual Meeting to ensure that our stockholders who attend the Annual Meeting live via the internet will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend the Annual Meeting, vote your shares, and submit your questions during the Annual Meeting live via the internet by visiting www.virtualshareholdermeeting.com/CRBP2023. To attend, vote and submit questions during the Annual Meeting, visit at www.virtualshareholdermeeting.com/CRBP2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card. If you are a registered holder, you must register using the Control Number included on your proxy card. If you hold your shares beneficially through a bank or broker, you also must register using the Control Number included on your proxy card. If you are a beneficial holder and you have not received a Control Number, you must contact your bank or broker to gain access to the Annual Meeting. Instructions on how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRBP2023.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2023.

Our proxy materials including our Proxy Statement for the 2023 Annual Meeting, our Annual Report for the fiscal year ended December 31, 2022 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer
April 3, 2023
Norwood, Massachusetts

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

800-429-6512

CORBUS PHARMACEUTICALS HOLDINGS, INC.

500 RIVER RIDGE DRIVE

NORWOOD, MA 02062

PROXY STATEMENT

This proxy statement contains information related to the Annual Meeting of Stockholders (the “Annual Meeting”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) to be held on May 18, 2023 at 8:00 a.m. eastern time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The Annual Meeting will be held live via the internet, at www.virtualshareholdermeeting.com/CRBP2023. The enclosed proxy is solicited by the Board of Directors of the Company (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about April 3, 2023. A list of record holders of the Company’s common stock entitled to vote at the 2023 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the 2023 Annual Meeting, at our principal offices at 500 River Ridge Drive, Norwood, Massachusetts, 02062, during normal business hours for ten days prior to the 2023 Annual Meeting (the “Stockholder List”) and available during the Annual Meeting.

ABOUT THE MEETING

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

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To elect eight director nominees to serve as directors until the next annual meeting of stockholders (“Proposal 1”);
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To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023 (“Proposal 2”);
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Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement (“Proposal 3”); and
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To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein and the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2023 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the director nominees, and FOR the ratification of the independent registered public accounting firm. Our Board believes that the compensation of our named executive officers for the year ended December 31, 2022, as described in this proxy statement, was appropriate and recommends that you vote FOR the resolution to approve that compensation.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our 2022 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 24, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 4,215,133 outstanding shares of common stock.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

How do I attend the Annual Meeting?

To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/CRBP2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card. Online access to the meeting will open approximately 15 minutes prior to the start of the Annual Meeting.

How do I vote my shares?

Both stockholders of record and stockholders who hold their shares in “street name” can attend the Annual Meeting, vote their shares, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you can vote your shares:

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By submitting a proxy over the internet. Vote at www.proxyvote.com in advance of the meeting. The internet voting system for submitting proxies is available 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 17, 2023. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
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By submitting a proxy via telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Wednesday, May 17, 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
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By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. If you received only a notice of internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 8 a.m. Eastern Time on Thursday, May 18, 2023.
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At the meeting. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CRBP2023 and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.

If your shares are held in a “street name,” the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to submit a proxy to vote your shares over the internet or by telephone. To ensure that your shares are counted, we encourage you to provide instructions on how to vote your shares. To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/CRBP2023 and enter the 16-digit control number included in your voting instruction form. If you have questions about your control number, please contact your bank, broker or other custodian.

How can I submit a question for the Annual Meeting?

Stockholders may submit questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/CRBP2023. Stockholders will need their Control Number (which can be obtained by following the procedures described under the heading “How do I attend the Annual Meeting?" above).

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Answers to any questions that are not addressed during the meeting will be published following the meeting on our website. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if I have technical difficulties during the Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live via the internet. Please be sure to check in by 7:30 a.m. eastern time on May 18, 2023, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting begins live via the internet. If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of both (i) the holders of at least one-third of the voting power of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting, and (ii) the holders of at least one-third of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting. Shares represented by properly completed proxy cards marked with voting instructions or returned without voting instructions, or for which abstentions occur, are counted as present for the purpose of determining whether a quorum is present. Abstentions and broker non-votes will be counted towards the quorum requirement.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

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filing with the Secretary of the Company a notice of revocation;
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sending in another duly executed proxy bearing a later date; or
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attending the Annual Meeting live via the internet and casting your vote by following the procedures described under the heading “How do I vote my shares?” above.

For purposes of submitting your proxy online or by phone before the Annual Meeting, you may change your voting instructions until 11:59 p.m. eastern time on May 17, 2023.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a valid proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your broker may vote your shares on your behalf on discretionary matters brought before the Annual Meeting.

What vote is required to approve each proposal?

Both (i) the holders of at least one-third of the voting power of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting and (ii) the holders of at least one-third of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

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With respect to Proposal 1 (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.
•
With respect to Proposal 2 (the ratification of the independent registered public accounting firm), Proposal 3 (approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement) and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of shares present and entitled to vote on these proposals, in person or by proxy, is required to approve these proposals. As a result, abstentions will be treated as a vote against these proposals. “Broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals. If Proposals 2 and 3 are discretionary and you fail to provide voting instructions with respect to any shares of Common Stock that you beneficially own through a bank, broker or other nominee, your broker may exercise its discretionary authority to vote such shares.

Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have no effect on the outcome of Proposals 1, 2 and 3.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

In addition, we have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and to provide related informational support for a consulting fee which is not expected to exceed $4,000.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT EIGHT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of eight directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that director for which the vacancy was created and until the director’s successor is duly elected and qualified.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until the next annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the eight nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the Next Annual Meeting

The following table sets forth the name, age, position and tenure of each of our directors who are up for re-election at the 2023 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Yuval Cohen, Ph.D.	48	Chief Executive Officer and Director	2014
Alan Holmer	73	Director (Chairman of the Board)	2014
Avery W. Catlin	74	Director	2014
Rachelle Jacques	51	Director	2019
John Jenkins	65	Director	2018
Peter Salzmann	55	Director	2020
Anne Altmeyer	58	Director	2022
Yong Ben	49	Director	2023

The following includes a brief biography of each of the nominees standing for election to the Board of Directors at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee should serve as a member of our Board of Directors.

Directors

Yuval Cohen, Ph.D., Chief Executive Officer and Director

Dr. Cohen has served as our Chief Executive Officer and as a director since April 11, 2014. Dr. Cohen joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics, Inc.), our wholly-owned subsidiary, as its Chief Executive Officer in July 2013. Prior to joining Corbus Pharmaceuticals, Inc., he was the President and co-founder of Celsus Therapeutics PLC (“Celsus”) (Nasdaq CM: CLTX) from 2005 until February 2013, and as Senior Vice President from February 2013 until June 2013. Dr. Cohen was also a board member of Celsus until December 2013. Starting as a small startup with seed financing, under Dr. Cohen’s leadership, Celsus developed five novel anti-inflammatory drug candidates with two reaching Phase IIb stages focusing on allergies and autoimmune diseases of the skin (eczema), airways (cystic fibrosis and hay fever), digestive tract (inflammatory bowel disease) and eye (conjunctivitis). Dr. Cohen participated in all stages of the pre-clinical and clinical development from project management to interactions with regulatory bodies and with the investment community in fundraising. Apart from his industry experience, he is also the author of a number of peer-reviewed papers and reviews as well as listed inventor on a number of patents. Dr. Cohen holds a BSc (Hons) in microbiology and biochemistry from University of Cape Town, South Africa, and has a Ph.D., summa cum laude, from the Curie Institute of Cancer Research in Paris and the University of Paris V. Dr. Cohen was selected as a director because of his business and leadership experience in the biopharmaceutical sector, as well as a result of having served as a director since our inception.

Alan Holmer, Chairman of the Board

Mr. Holmer has served as a director of Corbus Pharmaceuticals, Inc. since January 2014 and chairman of our board since April 11, 2014. From 1996 to 2005 he served as President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America (PhRMA), an organization that represents the worldwide interests of leading pharmaceutical and biotechnology companies, based in Washington, D.C. From 2005 to 2007 and again from February 2009 until its acquisition by Merck in May 2011, Mr. Holmer served as a Director of Inspire Pharmaceuticals, Inc., and at various times as member of its Corporate Governance Committee, Audit Committee, and Drug Development Committee. In addition to his pharmaceutical industry experience, Mr. Holmer has significant expertise in handling legal, international trade and governmental issues, having held various positions within the office of the U.S. Trade Representative, the Commerce Department and the White House, including serving as Deputy U.S. Trade Representative with rank of Ambassador. Mr. Holmer served as Special Envoy for China and the Strategic Economic Dialogue, a position to which he was appointed by Secretary of the Treasury, Henry M. Paulson, Jr. from 2007 to 2009. Mr. Holmer also served as a partner at the international law firm, Sidley & Austin (now Sidley Austin LLP), and as an associate at Steptoe & Johnson LLP. From 2012 to 2016, Mr. Holmer served as Special Counsel in the Washington, D.C. office of Smith, Currie& Hancock LLP. Mr. Holmer has been involved in many community service organizations, including as the former Chairman of the Board of the Metropolitan Washington, D.C., Chapter of the Cystic Fibrosis Foundation (2009 to 2018). He also served as Co-Chairman of the President’s Advisory Council on HIV/AIDS. Mr. Holmer received an A.B. degree from Princeton University and a J.D. from Georgetown University Law Center. Mr. Holmer was selected as a director because of his background in the pharmaceutical and biotechnology industry and his experience in governance matters.

Avery W. (Chip) Catlin, Director

Mr. Catlin has served as a director since August 2014, and has also served on the board of directors of Provention Bio, Inc. since September 2018. From January 2000 to June 2017, Mr. Catlin served as Senior Vice President, Chief Financial Officer, and Secretary of Celldex Therapeutics, Inc. (Nasdaq: CLDX), a public biopharmaceutical company. Prior to joining Celldex Therapeutics, Inc. in January 2000, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, he held various financial positions at Repligen Corporation (Nasdaq: RGEN), a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, he held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and M.B.A. from Babson College and is a Certified Public Accountant. Mr. Catlin was selected as a director due to his leadership experience at other public companies, and his financial and accounting experience and his expertise in governance matters.

Rachelle S. Jacques, Director

Ms. Jacques has served as a director since April 2019. Ms. Jacques has served as the Chief Executive Officer of Enzyvant Therapeutics, Inc., a wholly owned subsidiary of Sumitomo Dainippon Pharma Co., Ltd. (TSE: 4506), focused on developing therapies for patients with rare diseases, since February 2019. Previously, beginning in 2017, she served as the Senior Vice President and Global Complement Franchise Head at Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN), where she was responsible for global franchise strategy development and execution. From 2016 to 2017, Ms. Jacques was Vice President of U.S. Hematology Marketing at Shire plc, which acquired Baxalta Inc. (“Baxalta”) in 2016. Prior to this role, from 2015 to 2016, Ms. Jacques served as Vice President of Business Operations at Baxalta after its spinoff from Baxter International Inc. (NYSE: BAX) (“Baxter”) in 2015. From 2013 to 2015, Ms. Jacques served in leadership positions, including Vice President of Finance, US BioScience Business, at Baxter. Prior to joining Baxter, from 1995 to 2013, Ms. Jacques served in various roles of increasing responsibility at Dow Corning Corporation, including U.S. and international operational management roles. Ms. Jacques has served as a member of the board of directors of Viela Bio, Inc. (Nasdaq: VIE) from April 2020 to March 2021. Ms. Jacques received her B.A. degree in business administration from Alma College and is currently a member of the school's Board of Trustees. Ms. Jacques was selected as a director due to her multinational business leadership and commercialization experience, particularly in the biotechnology industry.

John K. Jenkins, MD, Director

Dr. Jenkins has served as a director since June 2018. Dr. Jenkins has served as Principal, Drug and Biological Products at Greenleaf Health, a strategic, U.S. Food and Drug Administration (“FDA”)-focused regulatory consulting firm helping companies developing new drugs and seeking FDA approval, since February 2017. Previously, Dr. Jenkins worked in various positions of increasing responsibility at FDA from May 1992 until his retirement in January 2017. Dr. Jenkins began his FDA career in 1992, where he was a medical officer in the Division of Oncology and Pulmonary Drug Products. He subsequently served as Pulmonary Medical Group Leader and Acting Division Director before being appointed as Director of the Division of Pulmonary Drug Products in 1995. He became the Director of the Office of Drug Evaluation II in 1999 and remained in that position until he was appointed Director of the Office of New Drugs in 2002. Prior to joining the FDA, Dr. Jenkins served as an Assistant Professor of Pulmonary and Critical Care Medicine at VCU/MCV, and as a Staff Physician at the Hunter Holmes McGuire VA Medical Center in Richmond, Virginia. Dr. Jenkins has served as a member of the board of directors of Provention Bio, Inc. (Nasdaq: PRVB) since August 2020. Dr. Jenkins is board certified in internal medicine and pulmonary diseases by the American Board of Internal Medicine. He received his medical degree from the University of Tennessee, Memphis and completed his post-graduate medical training in internal medicine, pulmonary diseases, and critical care medicine at Virginia Commonwealth University/Medical College of Virginia in Richmond. Dr. Jenkins was selected as a director due to his medical knowledge and strategic regulatory expertise.

Peter Salzmann, MD, Director

Mr. Salzmann has served as a director since March 2020. Dr. Salzmann has served as the Chief Executive Officer of Immunovant, Inc. (NASDAQ: IMVT), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases, since June 2019, and as a member of its board of directors since December 2019. Previously, from November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company (NYSE: LLY), where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business. Dr. Salzmann was selected as a director because of his extensive prior experience in the biopharmaceutical industry and his leadership experience at other public companies.

Anne Altmeyer, Ph.D., Director

Dr. Altmeyer is the President, Chief Executive Officer and member of the board of directors of TigaTx, Inc. since June 2021, a biotech company developing engineered IgA monoclonal antibodies for the treatment of cancer patients. Before joining TigaTx, Dr. Altmeyer was the Chief Business Officer at Sigilon Therapeutics, Inc. (Nasdaq: SGTX), a biotech company developing Shielded Living Therapeutics for patients with chronic diseases, from 2019 to January 2021. From 2016 to 2019, Dr. Altmeyer was Chief Business Officer at Adicet Bio, Inc. (Nasdaq: ACET), a biotech developing allogenic, engineered gamma delta T cells for the treatment of cancer and other diseases. Prior to Adicet Bio, Dr. Altmeyer was Vice President for Business Development & Licensing at Baxalta (acquired by Shire Plc) from 2015 to 2016 where she focused on global transactions for Baxalta’s businesses. Prior to Baxalta, Dr. Altmeyer worked for Novartis Pharmaceuticals for over a decade from 2004 to 2015 in positions of increasing responsibilities within Business Development and Project Leadership. She also oversaw the Companion Diagnostics Business Development group and managed several alliances. As a project leader at Novartis, Dr. Altmeyer led multidisciplinary project teams through the generation and implementation of strategies for compounds in research, development and on the market. Prior to Novartis, Anne worked as a project manager at Merck & Co., Inc. (NYSE: MRK), supporting various therapeutic areas. Dr. Altmeyer received a Ph.D. in molecular immunology from Strasbourg University, France, and performed a postdoctoral fellowship at the New York University School of Medicine. Dr. Altmeyer has also received an M.B.A. from Rutgers University and an M.P.H. from the University of Medicine and Dentistry of New Jersey. Dr. Altmeyer was selected as a director because of her business leadership experience and extensive prior experience in the biopharmaceutical industry.

Yong Ben, MD, Director

Dr. Ben has over 20 years of clinical development expertise including strategic planning, oncology clinical trial design and execution and successful BLA/NDA submissions. Dr. Ben is currently Venture Partner at Eight Roads Venture (formerly known as Fidelity Ventures) since August 2022. Prior to that, Dr. Ben served as Chief Medical Officer for BeiGene, Ltd. (NASDAQ: BGNE), a global biotechnology company specializing in drugs for cancer treatment, from February 2019 to February 2022, and served as a clinical advisor with the company until July 2022. Prior to BeiGene, Dr. Ben served as Chief Medical Officer for BioAtla, Inc. (NASDAQ: BCAB), an immunotherapy company, from May 2017 to February 2019. Prior to BioAtla, Dr. Ben was the Global Clinical Leader, Immuno-Oncology Clinical Development, for AstraZeneca PLC (NASDAQ: AZN) from August 2014 to May 2017. Dr. Ben received his medical degree from Norman Bethune College of Medicine and was a surgical oncologist at Peking Union Medical College Hospital with a post-doctoral fellowship at California Pacific Medical Center. Dr. Ben also received an M.B.A. from the University of California, San Diego. Dr. Ben was selected as a director due to his medical knowledge and extensive business leadership experience in the biopharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is composed of eight directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board Diversity Matrix (As of April 3, 2023)

Total Number of Directors: 8

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	1
Did Not Disclose Demographic Background	-

Board of Director Meetings

Our Board met nine times in 2022. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees) during 2022. All directors serving at the time of the 2022 Annual Meeting of Stockholders attended the 2021 Annual Meeting. We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

Our common stock is listed on The Nasdaq Capital Market. Under the Nasdaq Listing Rules, independent directors must comprise a majority of our Board. In addition, the Nasdaq Listing Rules require that all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Compensation committee members must also satisfy the independence criteria established by the Nasdaq Listing Rules in accordance with Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Mr. Holmer, Mr. Catlin, Ms. Jacques, Dr. Jenkins, Dr. Salzmann, Dr. Altmeyer, and Dr. Ben do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules and the SEC.

In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence. We intend to comply with the other independence requirements for committees within the time periods specified above.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operate under a charter that has been approved by our Board.

Audit Committee. Our Audit Committee currently consists of Ms. Jacques, Dr. Jenkins and Mr. Catlin. Mr. Catlin is the Chair of the Audit Committee. Our Audit Committee met seven times in 2022. Our Board has determined that the directors currently serving on our Audit Committee are independent within the meaning of the Nasdaq Listing Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Mr. Catlin qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Listing Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Compensation Committee. Our Compensation Committee currently consists of Mr. Catlin, Dr. Altmeyer, and Dr. Jenkins. Mr. Jenkins is the Chair of the Compensation Committee. Our Compensation Committee met six times in 2022. Our Board has determined that the directors currently serving on our Compensation Committee are independent under the Nasdaq Listing Rules, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our President, Chief Executive Officer, and other officers and makes recommendations in that regard to our Board as a whole.

In discharging its responsibilities, the Compensation Committee works with our Chief Executive Officer, who assists the Compensation Committee by providing information on corporate and individual performance, perspectives on performance issues and recommendations on compensation matters.

Typically, our Chief Executive Officer will make recommendations to the Compensation Committee regarding compensation matters, including adjustments to annual cash compensation, long-term incentive compensation opportunities for our executive officers, including our other Named Executive Officers. At the beginning of each year, our Chief Executive Officer reviews the performance of our executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer.

Our Chief Executive Officer attends meetings of the Compensation Committee at which executive compensation matters are addressed, but does not participate in the Compensation Committee’s deliberations involving his own compensation.

The Compensation Committee has directly engaged independent compensation consultants, Radford, a part of Aon Hewitt, a business unit of Aon plc, to provide advice and recommendations on the structure, amount and form of executive and director compensation and the competitiveness thereof. At the request of the Compensation Committee, the compensation consultants provided, among other things, comparative data from selected peer companies. The compensation consultants report directly to the Compensation Committee. The Compensation Committee’s decision to hire either of the compensation consultants was not made or recommended by Company management. The compensation consultant has not performed any work for the Company in 2022 except with respect to the work that it has done directly for the Compensation Committee.

Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Dr. Salzmann, Dr. Ben, and Ms. Jacques. Ms. Jacques is the Chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met four times in 2022. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq Listing Rules. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the charter is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com.

Stockholder nominations for directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

•
the name and address of record of the security holder;
•
a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;
•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;
•
a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;
•
a description of any arrangements or understandings between the security holder and the proposed director candidate; and
•
the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

The positions of our chairman of the Board and chief executive officer are separated. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. This leadership structure also is preferred by a significant number of our stockholders. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other reports filed with the SEC. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks.

Our Board also satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, MA 02062, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A copy of the code is posted under the “Investors” tab under “Governance” in our website, which is located at www.corbuspharma.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in a Current Report on Form 8-K.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Limitation of Directors Liability and Indemnification

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative related to their board role with us.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Serving in Position Since
Yuval Cohen, Ph.D.	48	Chief Executive Officer, Director	2014
Sean Moran	65	Chief Financial Officer	2014
Rachael Brake, Ph.D.	51	Chief Scientific Officer	2021

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Yuval Cohen, Ph.D., Chief Executive Officer and Director

See description under “Proposal 1”.

Sean Moran, CPA, MBA, Chief Financial Officer

Mr. Moran has served as our Chief Financial Officer since April 11, 2014. Mr. Moran joined Corbus Pharmaceuticals, Inc. (formerly JB Therapeutics), our wholly-owned subsidiary, as its Chief Financial Officer in January 2014. Mr. Moran has over twenty-five years of senior financial experience with emerging biotechnology, drug delivery and medical device companies. Mr. Moran has worked at three different companies that completed initial public offerings and maintained a listing on a public exchange. Before joining our company, Mr. Moran served as Director of Finance and then as Chief Financial Officer for InVivo Therapeutics Corporation from 2010 to 2013 and served as Chief Financial Officer of Celsion Corporation from 2008 to 2010, Transport Pharmaceuticals Inc. from 2006 to 2008, Echo Therapeutics Inc. from 2002 to 2006, SatCon Technology Corporation from 2000 to 2002, and Anika Therapeutics Inc. from 1993 to 2000. Mr. Moran is a CPA by training and earned his M.B.A. and a B.S. in Accounting from Babson College.

Rachael Brake, Ph.D., Chief Scientific Officer

Dr. Brake has served as our Chief Scientific Officer since December 2021. Previously, Dr. Brake served at Takeda Pharmaceuticals (NYSE: TAK) from 2014 to 2021 where she held multiple leadership roles in research and development, including Vice President, Global Project Leader in Oncology and most recently, Head, U.S. Medical Affairs in the Oncology Business Unit. In this position, Dr. Brake managed a portfolio of programs and cross-functional teams responsible for the preclinical and clinical exploration of various solid tumor drug candidates spanning diverse mechanisms of action. Dr. Brake developed a medical strategy for Takeda Oncology’s portfolio and emerging immune-focused pipeline. She is experienced in early- and late-stage clinical development, regulatory approvals, program externalizations and commercialization efforts. Prior to her tenure at Takeda, Dr. Brake held leadership roles in research at Amgen Inc. (Nasdaq: AMGN) from 2004 to 2012 and Millennium Pharmaceuticals, Inc. from 2012 to 2014. Dr. Brake obtained her Ph.D. in Molecular Biology and Biochemistry from the University of Western Australia Perth.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer and the two most highly-compensated executive officers (other than the chief executive officer) who were serving as executive officers as of December 31, 2022 and December 31, 2021 for services rendered in all capacities to us for the year ended December 31, 2022 and December 31, 2021. These individuals are our named executive officers for 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Yuval Cohen	2022	$598,071	$277,728	$—	$552,172	$—	$14,870	$1,442,841
Chief Executive Officer	2021	$578,675	$268,320	$—	$3,996,599	$—	$14,712	$4,858,306

Sean Moran	2022	$427,933	$132,480	$—	$199,563	$—	$18,640	$778,616
Chief Financial Officer	2021	$414,054	$128,000	$—	$1,284,009	$—	$18,854	$1,844,917

Rachael Brake (3)	2022	$427,779	$108,986	$—	$211,573	$—	$15,457	$763,795
Chief Scientific Officer	2021	$15,769	$—	$—	$—	$—	$38	$15,807

(1)
Amounts reflect the grant date fair value of option awards granted in 2022 and 2021 in accordance with Accounting Standards Codification Topic 718. For information regarding assumptions underlying the valuation of equity awards, see Note 3 to our Consolidated Financial Statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates-Stock-Based Compensation” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These amounts do not correspond to the actual value that may be received by the named executive officers if the stock options are exercised.
(2)
Includes the following amounts in respect to company matching contributions under our 401(k) plan, individual health savings accounts, company-paid premiums for group term life insurance, and company-paid internet allowance. The company-paid life insurance premiums reflect payments for group term life policies maintained for the benefit of all employees.

Name	Year	Company 401(k) Matching Contribution ($)	Company Health Savings Account Matching Contribution ($)	Company-Paid Group Term Life Insurance Premiums ($)	Company-Paid Internet Allowance ($)	Total All Other Compensation ($)
Yuval Cohen	2022	$9,085	$4,000	$810	$975	$14,870
	2021	$8,927	$4,000	$810	$975	$14,712

Sean Moran	2022	$10,101	$4,000	$3,564	$975	$18,640
	2021	$10,315	$4,000	$3,564	$975	$18,854

Rachael Brake	2022	$9,240	$4,000	$1,242	$975	$15,457
	2021	$—	$—	$—	$38	$38

(3)
Dr. Brake joined the Company on December 6, 2021.

Employment Agreements with Our Named Executive Officers

Yuval Cohen

We entered an employment agreement with Dr. Cohen which became effective April 11, 2020 (the “2020 Cohen Agreement”). The 2020 Cohen Agreement was effective for a period of two years. The 2020 Cohen Agreement provides for Dr. Cohen to serve as Chief Executive Officer and provides for an annual base salary of $559,000. In addition, pursuant to the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Cohen Agreement, Dr. Cohen will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the amounts of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Dr. Cohen will be subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement and (y) Dr. Cohen timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants.) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. Dr. Cohen will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the 2020 Cohen Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, other than during the Change in Control Period, the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the 2020 Cohen Agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), the Company will be required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release which will include a non-compete covenant, and continuing compliance with covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of us or his subsequent termination of employment. The 2020 Cohen Agreement expired on April 11, 2022.

Effective April 11, 2022, we entered into a fourth amended and restated employment agreement with Dr. Cohen, which is effective for a period of two years. Dr. Cohen’s employment agreement provides for him to serve as Chief Executive Officer and provides for an annual base salary of $598,850. In addition, Dr. Cohen is eligible to receive an annual bonus, which is targeted at up to 60% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Dr. Cohen is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Dr. Cohen is subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if we terminate Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement and (y) Dr. Cohen timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to twenty-four (24) months. Dr. Cohen will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If we terminate Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, we are required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If we terminate Dr. Cohen’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and within the three months immediately prior to a change in control or the twelve months immediately following a change in control (the “Change in Control Period”), we are required to provide as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twenty-four (24) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at two (2) times target levels, each subject to his timely execution and non-revocation of a general release which will include a non-compete covenant, and continuing compliance with such covenants. Dr. Cohen’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Dr. Cohen’s employment agreement expires on April 11, 2024.

Rachael Brake

On December 6, 2021, we entered an employment agreement with Dr. Brake (the “2021 Brake Agreement”). The 2021 Brake Agreement provides for her to serve, on an at-will basis, as Chief Scientific Officer and provides for an annual base salary of $410,000. In addition, Dr. Brake is eligible to receive an annual bonus, which is targeted at up to 40% of her base salary but may be adjusted by the Board based on her individual performance and the Company’s performance as a whole. Dr. Brake’s annual base salary and her targeted annual bonus could be adjusted annually by the Board. Pursuant to the terms of the 2021 Brake Agreement, Dr. Brake received an option to purchase up to 16,666 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Compensation Plan, and is eligible, from time to time, to receive additional stock options or other awards (as permitted by the Plan), in amounts, if any, to be approved by the Board or the Compensation Committee in its discretion. Pursuant to the terms of the 2021 Brake Agreement, Dr. Brake is subject to non-compete and non-solicitation provisions, which apply during the term of her employment and for a period of six and twelve months, respectively, following termination of her employment. In addition, the 2021 Brake Agreement contains customary confidentiality and assignment of inventions provisions. Pursuant to the 2021 Brake Agreement, if the Company terminates Dr. Brake’s employment without cause or she terminates her employment for good reason during the term of the employment agreement, other than during the Change in Control Period, the Company may be required to pay her as severance twelve months of her base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and she may be paid a pro-rated bonus, each subject to her timely execution and non-revocation of a general release and continuing compliance with covenants. If the Company terminates Dr. Brake’s employment without cause or she terminates her employment for good reason during the term of the employment agreement, and during the Change in Control Period, the Company may be required to pay her as severance eighteen (18) months of her base salary plus reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of her outstanding options, restricted stock and other equity incentive awards and her current year bonus at target levels, each subject to her timely execution of a general release and continuing compliance with covenants. Dr. Brake’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put her in a better after-tax position after taking into account any excise tax she may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or her subsequent termination of employment.

Sean Moran

We entered an employment agreement with Mr. Moran which became effective April 11, 2020 (the “2020 Moran Agreement”). The 2020 Moran Agreement was effective for a period of two years. The 2020 Moran Agreement provides for Mr. Moran to serve as Chief Financial Officer and provides for an annual base salary of $400,000. In addition, pursuant to the 2020 Moran Agreement, Mr. Moran will be eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the 2020 Moran Agreement, Mr. Moran will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the payments of such awards, if any, will be determined by the Board or Compensation Committee, in their discretion. Mr. Moran is subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants.) twelve months of his base salary, other than during the Change in Control Period (as defined below), in which case it will be increased to eighteen (18) months. Mr. Moran will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the 2020 Moran Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, other than during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the 2020 Moran Agreement, and during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The 2020 Moran Agreement expired on April 11, 2022.

Effective April 11, 2022, we entered into a fifth amended and restated employment agreement with Mr. Moran, which is effective for a period of two years. Mr. Moran’s employment agreement provides for him to serve as Chief Financial Officer and provides for an annual base salary of $428,490. In addition, Mr. Moran is eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by our Board based on his individual performance and our performance as a whole. Pursuant to the terms of the employment agreement, Mr. Moran is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board or Compensation Committee, in their discretion. Mr. Moran is subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if we terminate Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with such covenants) twelve months of his base salary, other than during the Change in Control Period, in which case it will be increased to eighteen (18) months. Mr. Moran will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions. If we terminate Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of his employment agreement, other than during the Change in Control Period, we are required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. If we terminate Mr. Moran’s employment without cause or he terminates his employment for good reason during the term of the employment agreement, and during the Change in Control Period, we are required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with such covenants. Mr. Moran’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. Mr. Moran’s employment agreement expires on April 11, 2024.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the named executive officers, the number of shares of common stock underlying outstanding stock options held as of December 31, 2022.

	Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Securities Underlying Unexercised Unearned		Option Exercise	Option Expiration
Name	Exercisable		Unexercisable		Options (#)		Price ($)	Date
Yuval Cohen	503	(1)	-	(1)	-		$5.10	7/1/2023
	7,179	(2)	-	(2)	-		$5.10	1/28/2024
	9,091	(3)	-	(3)	-		$30.00	4/11/2024
	21,000	(4)	-	(4)	2,333	(4)	$30.00	10/22/2024
	17,667	(5)	-	(5)	-		$42.00	1/7/2026
	5,000	(6)	-	(6)	-		$261.30	10/6/2026
	12,583	(7)	-	(7)	-		$271.50	3/1/2027
	14,583	(8)	-	(8)	-		$250.50	1/4/2028
	18,441	(9)	392	(9)	-		$225.90	1/18/2029
	14,644	(10)	6,656	(10)	-		$135.90	3/6/2030
	29,226	(11)	34,540	(11)	-		$77.40	2/2/2031
	-	(13)	49,657	(13)	-		$14.10	2/1/2032
Sean Moran	1,787	(3)	-	(3)	-		$30.00	4/11/2024
	3,525	(4)	-	(4)	783	(4)	$30.00	10/22/2024
	2,917	(5)	-	(5)	-		$42.00	1/7/2026
	2,500	(6)	-	(6)	-		$261.30	10/6/2026
	1,917	(7)	-	(7)	-		$271.50	3/1/2027
	2,917	(8)	-	(8)	-		$250.50	1/4/2028
	3,182	(9)	68	(9)	-		$225.90	1/18/2029
	2,590	(10)	1,177	(10)	-		$135.90	3/6/2030
	9,390	(11)	11,097	(11)	-		$77.40	2/2/2031
	-	(13)	17,947	(13)	-		$14.10	2/1/2032
Rachael Brake	4,167	(12)	12,500	(12)	-		$22.50	12/6/2031
	-	(13)	19,027	(13)	-		$14.10	2/1/2032

(1)
Represents options to purchase shares of our common stock granted on July 1, 2013. The shares underlying the option vested in 12 equal monthly installments commencing on July 1, 2013.
(2)
Represents options to purchase shares of our common stock granted on January 28, 2014. 25% of the option vested on January 28, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on January 28, 2015.
(3)
Represents options to purchase shares of our common stock granted on April 11, 2014. 25% of the option vested on April 11, 2015, and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on April 11, 2015.
(4)
Represents options to purchase shares of our common stock granted on October 22, 2014. 12.5% of the option vested on October 22, 2015 and 37.5% of the option vested in equal monthly installments over a period of 36 months commencing on October 22, 2015. The remaining 50% of the option vested in tranches between 5% and 10% upon the achievement of eight individual business milestones.
(5)
Represents options to purchase shares of our common stock granted on January 7, 2016. 25% of these options vested on January 7, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 7, 2017.
(6)
Represents options to purchase shares of our common stock granted on October 6, 2016. 25% of these options vested on October 6, 2017 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on October 6, 2017.
(7)
Represents options to purchase shares of our common stock granted on March 1, 2017. 25% of these options vested on March 1, 2018 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on March 1, 2018.
(8)
Represents options to purchase shares of our common stock granted on January 4, 2018. 25% of these options vest on January 4, 2019 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 4, 2019.
(9)
Represents options to purchase shares of our common stock granted on January 18, 2019. 25% of these options vest on January 18, 2020 with the remaining 75% of the option vesting in equal monthly installments over a period of 36 months commencing on January 18, 2020.
(10)
Represents options to purchase shares of our common stock granted on March 6, 2020. 25% of these options vest on March 6, 2021 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on March 6, 2021.
(11)
Represents options to purchase shares of our common stock granted on February 2, 2021. 25% of these options vest on February 2, 2022 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on February 2, 2022.
(12)
Represents options to purchase shares of our common stock granted on December 6, 2021. 25% of these options vest on December 6, 2022 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on December 6, 2022.
(13)
Represents options to purchase shares of our common stock granted on February 1, 2022. 25% of these options vest on February 1, 2023 and the remaining 75% of the option vested in equal monthly installments over a period of 36 months commencing on February 1, 2023.

Pay Versus Performance

Pay Versus Performance Table

In accordance with rules adopted by the Securities and Exchange Commission as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (4)	Net Loss ($) (5)
2022	1,442,841	406,588	771,205	405,878	8.88	(42,346,903)
2021	4,858,306	1,400,998	930,362	490,742	49.28	(45,640,426)

(1)

The dollar amounts reported are the amounts of total compensation reported for Dr. Cohen (our Chief Executive Officer / PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported represent the average of the amounts reported for our company’s Non-PEO NEOs as a group (excluding Dr. Cohen) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Dr. Cohen) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Dr. Brake and Mr. Moran.

(3)

The dollar amounts reported represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

	2022		2021
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Totals for Non-PEO NEOs	1,442,841	771,205	4,858,306	930,362
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(552,172)	(205,568)	(3,996,599)	(642,005)
Fair value at year end of equity awards granted during the year	101,496	37,786	660,564	223,500
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(368,308)	(136,723)	(231,588)	(40,771)
Change in fair value of equity awards granted in prior years that vested during the year	(217,269)	(60,822)	110,315	19,656
Equity awards granted in prior years that were forfeited during the year	-	-	-	-
Compensation Actually Paid Totals	406,588	405,878	1,400,998	490,742

(4)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(5)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

A portion of our NEOs’ compensation consists of equity awards. As a result, the change between the values disclosed in our Summary Compensation Table and Compensation Actually Paid tends to be directionally aligned with changes in our TSR.

While we are required by SEC rules to disclose the relationship between our net income and Compensation Actually Paid to our NEOs, this is not a metric our compensation committee currently uses in evaluating our NEOs’ compensation as we are a precision oncology company that has not generated any revenues from the sale of products.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

Director Compensation Table

The following table sets forth information concerning the compensation paid to certain of our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Alan Holmer (2)	95,000	21,269	116,269
Avery Catlin (3)	67,500	21,269	88,769
Rachelle Jacques (4)	60,357	21,269	81,626
John Jenkins (5)	59,643	21,269	80,912
Peter Salzmann (6)	45,000	21,269	66,269
Anne Altmeyer (7)	10,000	20,830	30,830
Yong Ben (8)	—	—	—

(1)
Amounts reflect the aggregate grant date fair value of each stock option granted in 2022, in accordance with the Accounting Standards Codification Topic 718. These amounts do not correspond to the actual value that may be received by the directors if the stock options are exercised.
(2)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Mr. Holmer was 15,722.
(3)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Mr. Catlin was 15,143.
(4)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Ms. Jacques was 11,260.
(5)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Dr. Jenkins was 11,260.
(6)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Dr. Salzmann was 10,103.
(7)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Dr. Altmeyer was 5,307.
(8)
The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 held by Dr. Ben was 0.

Non-Employee Director Compensation Policy

Our Board has approved a director compensation policy for our non-employee directors. Other than reimbursement for reasonable expenses incurred in connection with attending Board and committee meetings, this policy provides for the following cash compensation effective May 2022:

•
each non-employee director is entitled to receive an annual fee from us of $40,000;
•
the chair of our Board will receive an annual fee from us of $30,000;
•
the chair of our audit committee will receive an annual fee from us of $20,000;
•
the chair of our compensation committee will receive an annual fee from us of $15,000;
•
the chair of our nominating and corporate governance committee will receive an annual fee from us of $10,000; and
•
each non-chairperson member of the audit committee, the compensation committee, and the nominating and corporate governance committee will receive annual fees from us of $10,000, $7,500, and $5,000, respectively.

Each non-employee director receives an annual option grant in an amount to be determined annually by our Compensation Committee in consultation with an independent compensation consultant, to purchase shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date (the “Annual Non-Employee Director Grant”). Each non-employee director that joins our Board receives an initial option grant to purchase that number of shares of our common stock under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, equal to two times the Annual Non-Employee Director Grant, which shall vest in 12 equal monthly installments, the first vesting date to occur on the one-month anniversary of the grant date. Upon a change in control, as defined in our equity incentive plan, 100% of the shares underlying these options shall become vested and exercisable immediately prior to such change in control.

Scientific Advisory Board Compensation

We do not currently have a policy regarding compensation for our scientific advisory board members; however, each member of the scientific advisory board is eligible to receive a payment of $15,000 per year and an initial grant of 30,000 options to purchase shares of our common stock at the fair market value on the date of grant.

2014 Equity Compensation Plan

General

On March 26, 2014, our Board adopted the 2014 Equity Compensation Plan, or the 2014 Plan, subject to stockholder approval, which was received on April 1, 2014, pursuant to the terms described herein.

The general purpose of the 2014 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2014 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Corbus equity compensation plans in effect as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	668,203	$103.63	449,879
Equity compensation plans not approved by security holders	—	—	—
TOTAL:	668,203	$103.63	449,879

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2022 as follows:

1.
The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2022.
2.
The Audit Committee has discussed with representatives of EisnerAmper LLP, the independent public accounting firm, the matters which are required to be discussed with them by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.
3.
The Audit Committee has discussed with EisnerAmper LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee of Corbus Pharmaceuticals Holdings, Inc.

Avery W. Catlin, Chairman

Alan Holmer

Rachelle Jacques

* The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 24, 2023 with respect to the beneficial ownership of common stock of the Company by the following: (i) each of the Company’s current directors; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of the Company’s common stock issuable under options that are exercisable on or within 60 days after March 24, 2023 (“Presently Exercisable Options”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 4,215,133 shares of common stock issued and outstanding as of March 24, 2023 plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors

Yuval Cohen (1)	177,963	4.1%
Sean Moran (2)	45,568	1.1%
Rachael Brake (3)	11,849	*
Alan Holmer (4)	16,522	*
John Jenkins (5)	11,293	*
Avery W. Catlin (6)	16,710	*
Peter Salzmann (7)	10,103	*
Rachelle Jacques (8)	11,260	*
Ann Altmeyer (9)	3,096	*
Yong Ben (10)	885	*
All current directors and executive officers as a group (10 total)	305,249	6.8%

(1)
Includes 174,689 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(2)
Includes 38,926 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(3)
Includes 11,849 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(4)
Includes 15,772 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(5)
Includes 11,260 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(6)
Includes 15,143 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(7)
Includes 10,103 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(8)
Includes 11,260 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(9)
Includes 3,096 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.
(10)
Includes 885 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of March 24, 2023.

Transactions with Related Persons

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2021, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.” There were no other related party transactions identified.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of our Company.

Policies and Procedures for Related Party Transactions

Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons and any firms, corporations or other entities in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, which we refer to collectively as related parties, are not permitted to enter into a transaction with us without the prior consent of our Board acting through the audit committee or, in certain circumstances, the chairman of the audit committee. Any request for us to enter into a transaction with a related party, in which the amount involved exceeds $100,000 and such related party would have a direct or indirect interest must first be presented to our audit committee, or in certain circumstances the chairman of our audit committee, for review, consideration and approval. In approving or rejecting any such proposal, our audit committee, or the chairman of our audit committee, is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the benefits to us, the availability of other sources of comparable products or services and the extent of the related party’s interest in the transaction.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2022, all reports required to be filed under Section 16(a) during 2021 were filed on a timely basis.

PROPOSAL 2: RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2023 and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2022	2021
	(In thousands)
Audit Fees	$221	$249
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$249	$249

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements and of our internal control over financial reporting, the review of our quarterly financial statements included in our Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees are for services regarding financial accounting and reporting standards and other activities not explicitly related to the audit of our financial statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such services for fiscal year 2021 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The Audit Committee pre-approved all services provided by EisnerAmper LLP during fiscal 2022 and 2021 in accordance with the policy regarding pre-approval of all auditing services.

The Audit Committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required by the applicable requirements of the PCAOB, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board of Directors that the audit financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

At our 2020 annual meeting of stockholders, we conducted a non-binding stockholder vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). We recommended that such votes be conducted annually and our stockholders approved that recommendation. We will hold a Say-on-Pay vote at each annual meeting until the time our stockholders vote to hold the Say-on-Pay vote at a different frequency.

Q: What are you voting on?

A: In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote, on an advisory basis, on:

Say-on-Pay. Approval of the compensation of our named executive officers as disclosed in this proxy statement, including the various compensation tables and the related narrative disclosures (Proposal 3).

Q: Why does your Board recommends a vote “FOR” Proposal 3?

A. The Board believes that the Company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by:

•
rewarding excellence in leadership and sustained financial performance; and
•
aligning our executives’ interests with those of our stockholders to create long-term value.

Q: What are the effects of these votes?

A: Proposal 3 is advisory, and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of these votes when evaluating our executive compensation program.

Proposal 3 is as follows:

“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2024 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2024 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than December 5, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than February 17, 2024 and no earlier than January 18, 2024; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice shall be timely if received by the Company at our principal executive office not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which such public announcement of the date of such Annual Meeting is first made by the Company. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the SEC may be obtained without charge by writing to Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on March 24, 2023. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2022 and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Corbus Pharmaceuticals Holdings, Inc., 500 River Ridge Drive, Norwood, Massachusetts 02062, Attn.: Secretary, or by phone at (617) 963-0100. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer
April 3, 2023
Norwood, Massachusetts

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

800-429-6512

CORBUS PHARMACEUTICALS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRBP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07904-P92189 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CORBUS PHARMACEUTICALS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Yuval Cohen
02) Alan Holmer
03) Avery W. Catlin
04) Rachelle Jacques
05) John Jenkins
06) Peter Salzmann
07) Anne Altmeyer
08) Yong Ben

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of EisnerAmper LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
3. Approval, on an advisory basis, of the executive compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Proxy Statement and our 2022 Annual Report to Stockholders are available at www.proxyvote.com.

V07905-P92189

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CORBUS PHARMACEUTICALS HOLDINGS, INC.

The undersigned appoints Yuval Cohen and Sean Moran, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Corbus Pharmaceuticals Holdings, Inc. held of record by the undersigned at the close of business on March 24, 2023, at the Annual Meeting of Stockholders of Corbus Pharmaceuticals Holdings, Inc. to be held virtually at www.virtualshareholdermeeting.com/CRBP2023 on May 18, 2023 at 8:00 a.m. Eastern Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)